Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) [ ]
WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact Name of Trustee as Specified in its Charter)
22-1147033
(I.R.S. Employer Identification No.)
301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
(Address of Principal Executive Offices)
28288-0630
(Zip Code)
WACHOVIA BANK, NATIONAL ASSOCIATION
225 Water Street
Jacksonville, Florida 32202
(904) 489-3113
(Name, address and telephone number of Agent for Service)
DYCOM INVESTMENTS, INC.1
(Exact Name of Obligor as Specified in its Charter)
DELAWARE
(State or other jurisdiction of Incorporation or Organization)
30-0128712
(I.R.S. Employer Identification No.)
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida
(Address of Principal Executive Offices)
33408
(Zip Code)
8 1/8% Senior Subordinated Notes Due 2015
(Title of Indenture Securities)

[1]	See Table 1 – List of additional obligors.

Table 1

Ansco & Associates, LLC	Delaware	22-3882751
Apex Digital, LLC	Delaware	22-3882756
C-2 Utility Contractors, LLC	Delaware	14-1859234
CableCom, LLC	Delaware	14-1859237
Can-Am Communications, Inc.	Delaware	02-0413153
Communications Construction Group, LLC	Delaware	22-3882744
Dycom Capital Management, Inc.	Delaware	61-1431611
Dycom Identity, LLC	Delaware	01-0775293
Dycom Industries, Inc.	Florida	59-1277135
Ervin Cable Construction, LLC	Delaware	22-3882749
Globe Communications, LLC	North Carolina	14-1859226
Installation Technicians, LLC	Florida	22-3882752
Ivy H. Smith Company, LLC	Delaware	22-3882755
Lamberts Cable Splicing Company, LLC	Delaware	05-0542669
Locating, Inc.	Washington	91-1238745
Nichols Construction, LLC	Delaware	05-0542659
Niels Fugal Sons Company, LLC	Delaware	05-0542654
Point to Point Communications, Inc.	Louisiana	72-0968130
Precision Valley Communications of Vermont, LLC	Delaware	81-0581053
RJE Telecom, LLC	Delaware	57-1209651
Schenck Communications Limited Partnership	Alaska	52-2275909
Star Construction, LLC	Delaware	14-1856794
Stevens Communications, LLC	Delaware	05-0542662
S.T.S., LLC	Tennessee	48-1287356
TCS Communications, LLC	Delaware	14-1856793
Tesinc, LLC	Delaware	14-1856791
Underground Specialties, LLC	Delaware	14-1856787
US Communications Contractors, LLC	Delaware	14-1856786
UtiliQuest, LLC	Georgia	58-2379970
White Mountain Cable Construction, LLC	Delaware	14-1856798

1. General information.
Furnish the following information as to the trustee:
a) Name and address of each examining or supervisory authority to which it is subject:
Comptroller of the Currency
United States Department of the Treasury
Washington, D.C. 20219
Federal Reserve Bank
Richmond, Virginia 23219
Federal Deposit Insurance Corporation
Washington, D.C. 20429
b) Whether it is authorized to exercise corporate trust powers.
     Yes.
2. Affiliations with obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3. Voting securities of the trustee.
Furnish the following information as to each class of voting securities of the trustee:
     Not applicable — see answer to Item 13.
4. Trusteeships under other indentures.
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
a) Title of the securities outstanding under each such other indenture
     Not applicable – see answer to Item 13.
b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as the result of the trusteeship under any other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
     Not applicable – see answer to Item 13.
5. Interlocking directorates and similar relationships with the obligor or underwriters.
If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.
     Not applicable — see answer to Item 13.

6. Voting securities of the trustee owned by the obligor or its officials.
Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:
     Not applicable — see answer to Item 13.
7. Voting securities of the trustee owned by underwriters or their officials.
Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
     Not applicable — see answer to Item 13.
8. Securities of the obligor owned or held by the trustee.
Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
     Not applicable — see answer to Item 13.
9. Securities of underwriters owned or held by the trustee.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
     Not applicable — see answer to Item 13.
10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
     Not applicable — see answer to Item 13.
11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:
     Not applicable — see answer to Item 13.
12. Indebtedness of the obligor to the trustee.
Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
     Not applicable — see answer to Item 13.

13. Defaults by the obligor.
a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
     None.
b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
None
14. Affiliations with the underwriters.
If any underwriter is an affiliate of the trustee, describe each such affiliation.
     Not applicable — see answer to Item 13.
15. Foreign trustee.
Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
     Not applicable — trustee is a national banking association organized under the laws of the United States.
16. List of Exhibits.
List below all exhibits filed as part of this statement of eligibility.
* 1. Copy of Articles of Association of the trustee as now in effect.
*** 2. Copy of the Certificate of the Comptroller of the Currency dated January 10, 2005, evidencing the authority of the trustee to transact business and certification of Fiduciary Powers of the trustee.
** 3. Copy of existing by-laws of the trustee.
___4. Copy of each indenture referred to in Item 4, if the obligor is in default.
-Not Applicable.
X 5. Consent of the trustee required by Section 321(b) of the Act.
X 6. Copy of report of condition of the trustee at the close of business on March 31, 2005, published pursuant to the requirements of its supervising authority.
X 7. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
-Not Applicable

X 8. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.
-Not Applicable

*	Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-86036 and is incorporated by reference herein.

**	Previously filed with the Securities and Exchange Commission on July 19, 2004 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-112901 and is incorporated by reference herein.

***	Previously filed with the Securities and Exchange Commission on April 20, 2005 as an Exhibit to Form T-1 in connection with Registration Statement File No. 333-124182 and is incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 15th day of November, 2005.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Terence T. Rawlins
Vice President

EXHIBIT T-5
CONSENT OF THE TRUSTEE
     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Dycom Investments, Inc. of 8 1/8% Senior Subordinated Notes due 2015, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Terence T. Rawlins
Vice President

Jacksonville, Florida
November 15, 2005

EXHIBIT T-6
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on September 30, 2005, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.
Statement of Resources and Liabilities
ASSETS
Thousand of Dollars

Cash and balance due from depository institutions:

Noninterest-bearing balances and currency and coin	13,616,000
Interest-bearing balances	1,360,000
Securities	////////
Held-to-maturity securities (from Schedule RC-B, column A)	0

Available-for-sale securities (from schedule RC-B, column D)	112,141,000
Federal funds sold and securities purchased under agreements to resell	0
Federal funds sold in domestic offices	2,840,000
Securities purchased under agreements to resell	5,932,000
Loans and lease financing receivables (from Schedule RC-C):
Loan and leases held for sale	17,875,000
Loan and leases, net of unearned income	236,738,000
LESS: Allowance for loan and lease losses	2,654,000
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance (item.4.b minus 4.c)	234,084,000
Trading assets (from Schedule RC-D)	35,775,000
Premises and fixed assets (including capitalized leases)	4,263,000
Other real estate owned (from Schedule RC-M)	383,000
Investment in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	1,123,000
Customer’s liability to this bank on acceptances outstanding	882,000
Intangible assets
Goodwill	19,697,000
Other intangible assets (from Schedule RC-M)	1,943,000
Other assets (from Schedule RC-F)	26,080,000

Total assets	477,994,000

LIABILITIES

Deposits:
In domestic offices	303,933,000
Noninterest-bearing	69,917,000
Interest-bearing	234,016,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, partII)	23,334,000
Noninterest-bearing	47,000
Interest-bearing	23,287,000
Federal funds purchased in domestic offices(2)	1,937,000
Securities sold under agreements to repurchase(3)	31,737,000
Trading liabilities(from Schedule RC-D)	13,633,000
Other borrowed money (includes mortgage indebtedness and obligations under Capitalized leases)(from Schedule RC-M)	28,779,000
Bank’s liability on acceptances executed and outstanding	932,000
Subordinated notes and debentures	13,553,000
Other liabilities	11,371,000

Total liabilities	429,209,000

Minority Interest in consolidated subsidiaries	1,733,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	34,604,000
Retained Earnings	12,241,000
Accumulated other comprehensive income	(248,000)
Other Equity Capital components	0

Total equity capital (sum of item 23 through 27)	47,052,000

Total liabilities and equity capital (sum of items 21,22, and 28	477,994,000